ASSIGNMENT OF NIKISKI COGENERATION PLANT
                       SYSTEM USE AND DISPATCH AGREEMENT

This agreement made as of the 30th day of June, 2003, between Alaska Electric Generation and Transmission Cooperative, Inc., referred to in this agreement as the "assignor," and Homer Electric Association, Inc., referred to in this agreement as the "assignee."

                                    RECITALS

The assignor on February 12, 1999, entered into a contract with Chugach Electric Association, Inc. ("Chugach") titled the Nikiski Cogeneration Plant System Use and Dispatch Agreement that, upon the terms set forth in the original contract and amendments thereto attached to this agreement, required assignor to make available to Chugach the right to dispatch the power and energy associated with the operation of the Nikiski Cogeneration Plant;

The assignor has conveyed to a single-member cooperative, Alaska Electric and Energy Cooperative, Inc. ("AEEC") all of assignor's interest in and to the Nikiski Cogeneration Plant and AEEC has in turn made available to the assignee a license sell and dispatch the electric capacity and energy from the Nikiski Cogeneration Plant

The contract is by its terms assignable with the consent of Chugach, and the assignee desires to acquire the rights and is willing to assume the obligations of the assignor under the contract.

Therefore the parties agree as follows:

1. Except as otherwise provided below, the assignor assigns to the assignee all assignor's rights, interest and duties in the Nikiski Cogeneration Plant System Use and Dispatch Agreement as amended the "agreement") with Chugach Electric Association, Inc. executed by the assignor on February 12, 1999.

2. Except as otherwise provided below, the assignee assumes and covenants to perform all the obligations of the assignor under the agreement, and guarantees to hold the assignor harmless from any claim or demand made under the agreement.

3. Notwithstanding any term or provision hereof to the contrary, the obligations set forth under paragraph 7(c), paragraph 7.9(a), paragraph 7.9(b), paragraph
7.10 and paragraph 9.2(b) of the agreement, having been assumed by Alaska Electric and Energy Cooperative, Inc. are not assigned by the assignor nor assumed by the assignee.

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4. Assignor and assignee intend that this Assignment not diminish in any way the rights Chugach has under the Agreement being assigned and to assure that Chugach receives the full benefit of the Agreement being assigned notwithstanding that different obligations are being assumed by HEA and AEEC. Specifically, this assignment does not diminish Chugach's rights relative to AEG&T.

In witness whereof the parties have executed this agreement as of the date set forth above.

                                           ALASKA ELECTRIC GENERATION AND
                                           TRANSMISSION COOPERATIVE, INC.

                                           By: /s/ N. L. Story
                                                   -----------
                                                   Class A Manager

                                           HOMER ELECTRIC ASSOCIATION, INC.

                                           By: /s/ David R. Carey
                                                   --------------
                                                   President

                              CONSENT TO ASSIGNMENT

Chugach Electric Association, Inc. consents to the foregoing assignment.

Date: June 10, 2003                        CHUGACH ELECTRIC ASSOCIATION,
      -------------                        INC.

                                           By: /s/ Evan J. Griffith
                                                   ----------------
                                           Title:  CEO